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Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in this Post Effective Amendment No. 3 to Registration Statement (No. 333-117110) on Form F-3 of our report dated March 24, 2004, relating to the financial statements, which appears in the 2003 Annual Report to Shareholders, which is incorporated by reference in Kerzner International Limited's Annual Report on Form 20-F for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Hartford, CT
December 6, 2004

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  Exhibit 23.4
Consent of Independent Registered Public Accounting Firm